Exhibit 99.1
Moderna and Immatics Announce Strategic Multi-Platform Collaboration to Develop Innovative Oncology Therapeutics

Collaboration combines leading technologies to develop breakthrough, mRNA-enabled in vivo expressed TCER® molecules

Companies to leverage Immatics’ XPRESIDENT® target discovery platform and Moderna’s mRNA technology for the development of novel cancer vaccines

Collaboration to include evaluation of Immatics’ investigational IMA203 PRAME TCR-T in combination with Moderna’s investigational PRAME mRNA cancer vaccine

Immatics to receive $120 million upfront cash payment plus research funding with the potential for additional milestone and royalty payments

CAMBRIDGE, MA and Tuebingen, Germany / ACCESSWIRE / September 11, 2023 / Moderna, Inc. (NASDAQ: MRNA, “Moderna”) and Immatics N.V. (NASDAQ: IMTX, “Immatics”), a clinical-stage biopharmaceutical company active in the discovery and development of T cell-redirecting cancer immunotherapies, today announced a strategic research and development collaboration to pioneer novel and transformative therapies for cancer patients with high unmet medical need. This broad multi-platform collaboration will leverage the deep scientific expertise and core operational capabilities of both companies, combining Immatics’ TCR platform with Moderna’s cutting-edge mRNA technology, and span various therapeutic modalities including bispecifics, cell therapy and cancer vaccines.

The strategic R&D collaboration between Moderna and Immatics focuses on three pillars:
•Applying Moderna’s mRNA technology for in vivo expression of Immatics’ next-generation, half-life extended TCR bispecifics (TCER®) targeting cancer-specific HLA-presented peptides.
•Enabling the discovery and development of novel mRNA-based cancer vaccines by leveraging Moderna’s deep knowledge of mRNA science and customized information from Immatics’ wealth of tumor and normal tissue data included in the target discovery platform XPRESIDENT® and its bioinformatics and AI platform XCUBE™.
•Evaluating Immatics’ IMA203 TCR-T therapy targeting PRAME in combination with Moderna’s PRAME mRNA-based cancer vaccine. The collaboration contemplates conducting preclinical studies and a Phase 1 clinical trial evaluating the safety and efficacy of the combination with the objective of further enhancing IMA203 T cell responses.

“We are excited to embark on this strategic collaboration with Immatics, a pioneer in developing innovative cancer immunotherapies. This partnership presents a groundbreaking opportunity to leverage our mRNA technology alongside Immatics' TCR platform, potentially diversifying and augmenting the way we approach cancer treatment. We believe this collaboration will accelerate the development of novel oncology therapies and bring us one step closer to providing significant benefits for patients with high unmet medical needs,” said Rose Loughlin, Ph.D., Moderna's Senior Vice President for Research and Early Development.

“We are thrilled to join forces with Moderna in our quest to pioneer innovative and transformative therapies to combat cancer. We believe Immatics’ cancer target and TCR platforms, along with Moderna's cutting-edge mRNA technology, represent a powerful combination that has the potential to deliver meaningful benefits to cancer patients,” said Toni Weinschenk, PhD, Chief Innovation Officer at Immatics. “The rapid advancement of our first 2 TCER® programs into the clinic, with additional TCER® compounds fueling our pre-clinical pipeline, underscores our commitment to develop innovative therapeutics. We are confident that we can explore the optimal delivery of TCER® molecules through this collaboration to maximize clinical benefit in a broad patient population,” added Carsten Reinhardt, MD, PhD, Chief Development Officer of Immatics.

About the Collaboration
Under the terms of the agreement, Immatics will receive an upfront payment of $120 million. Immatics will also receive research funding and is eligible to receive development, regulatory, and commercial milestone payments that could exceed $1.7 billion. Immatics is also eligible to receive tiered royalties on global net sales of TCER® products and certain vaccine products that are commercialized under the agreement. Under the agreement, Immatics has an option to enter into a global profit and loss share arrangement for the most advanced TCER®.

Moderna will lead the clinical development and commercialization of cancer vaccines and TCER® therapeutics resulting from the collaboration. Immatics will be responsible for conducting the preclinical studies and a potential Phase 1 clinical trial investigating IMA203 TCR-T in combination with the PRAME mRNA vaccine to further enhance IMA203 T cell responses. Each party will retain full ownership of its investigational PRAME compound, and the parties will fund the clinical study on a cost sharing basis.

Within the collaboration, preclinical activities conducted by Immatics will be managed by the Immatics Discovery Unit, a recently created internal division at Immatics integrating its technology platforms into one interdisciplinary team focused on all early-stage preclinical pipeline and collaboration programs.

The collaboration is subject to customary antitrust clearance in the United States.

About Moderna
In over 10 years since its inception, Moderna has transformed from a research-stage company advancing programs in the field of messenger RNA (mRNA), to an enterprise with a diverse clinical portfolio of vaccines and therapeutics across seven modalities, a broad intellectual property portfolio in areas including mRNA and lipid nanoparticle formulation, and an integrated manufacturing plant that allows for both clinical and commercial production at scale.

Moderna maintains alliances with a broad range of domestic and overseas government and commercial collaborators, which has allowed for the pursuit of both groundbreaking science and rapid scaling of manufacturing. Most recently, Moderna’s capabilities have come together to allow the authorized use and approval of one of the earliest and most effective vaccines against the COVID-19 pandemic.

Moderna’s mRNA platform builds on continuous advances in basic and applied mRNA science, delivery technology, and manufacturing, and has allowed the development of therapeutics and vaccines for infectious diseases, immune-oncology, rare diseases, cardiovascular diseases, and autoimmune diseases. Moderna Genomics was created to leverage the recent advancement in both the RNA delivery platform and the genomic medicines to create the next generation of in vivo gene editing therapeutics. Moderna has been named a top biopharmaceutical employer by Science for the past eight years. To learn more, visit www.modernatx.com.

Moderna Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including regarding: the agreement between Moderna and Immatics to develop innovative oncology therapeutics; the opportunity presented by the collaboration to leverage Moderna’s mRNA technology alongside Immatics’ TCR platform to potentially diversify and augment the way we approach cancer treatment; the potential for the collaboration to accelerate the development of novel oncology therapies; and the antitrust clearance process in the United States. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Moderna’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors include those other risks and uncertainties described under the heading “Risk Factors” in Moderna’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (SEC), and in subsequent filings made by Moderna with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, Moderna disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Moderna’s current expectations and speak only as of the date of this press release.

About Immatics
Immatics combines the discovery of true targets for cancer immunotherapies with the development of the right T cell receptors with the goal of enabling a robust and specific T cell response against these targets. This deep know-how is the foundation for our pipeline of Adoptive Cell Therapies and TCR Bispecifics as well as our partnerships with global leaders in the pharmaceutical industry. We are committed to delivering the power of T cells and to unlocking new avenues for patients in their fight against cancer.

Immatics intends to use its website www.immatics.com as a means of disclosing material non-public information. For regular updates you can also follow us on Twitter, Instagram and LinkedIn.

Immatics Forward-Looking Statements:
Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or Immatics’ future financial or operating performance. For example, statements concerning the timing of product candidates and Immatics’ focus on partnerships to advance its strategy are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Immatics and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management's control including general economic conditions and other risks, uncertainties and factors set forth in filings with the SEC. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Immatics undertakes no duty to update these forward-looking statements.

Moderna Contacts:

Media Contact
Chris Ridley
Vice President, Communications
Phone: +1 617-800-3651
Chris.Ridley@modernatx.com

Investor Relations Contact
Lavina Talukdar
Senior Vice President & Head of Investor Relation
Phone: +1 617-209-5834
Lavina.Talukdar@modernatx.com

Immatics Contacts:

Media and Investor Relations Contact
Eva Mulder or Charlotte Spitz
Trophic Communications
Phone: +31 6 52 33 15 79
immatics@trophic.eu

Immatics N.V.
Anja Heuer	Sabrina Schecher, Ph.D.
Senior Director, Corporate Communications	Senior Director, Investor Relations
Phone: +49 89 540415-606	Phone: +49 89 262002433
media@immatics.com	InvestorRelations@immatics.com

SOURCE: Moderna, Inc.